Exhibit 99.1
QuinStreet Announces Conference Call to Provide Mid-Quarter Business Update
FOSTER CITY, Calif., June 7, 2011 (GLOBE NEWSWIRE) — QuinStreet, Inc. (Nasdaq:QNST), a leader in vertical marketing and media online, announced it will host a conference call today, Tuesday, June 7, 2011 at 2:00 p.m. PT. The purpose of the call will be to provide a mid-quarter update and outlook for the business, including expectations for this and next quarter, as well as full year guidance for fiscal years ending June 30, 2011 and 2012.
Full year fiscal 2011 growth is projected to come in at the top of the range of the Company’s average growth objective of 15-20%. The Company expects generally flat year-over-year growth for Q4 of fiscal 2011 and Q1 of fiscal 2012. The Company has completed its plan for fiscal 2012. Guidance for full year revenue in fiscal 2012 is in the range of $455 to $475 million, or approximately 15% year-over-year growth at the mid-point. The Company expects 20% adjusted EBITDA margins for Q4 of fiscal 2011 and for full year fiscal 2012.
Conference Call — Today at 2:00 p.m. PT
QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today, Tuesday, June 7, 2011. To access the conference call, dial 1-866-240-0819 for the U.S. and Canada and 1-973-200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on June 7, 2011 until 11:59 p.m. PT on June 14, 2011 by dialing 1-800-642-1687 in the U.S. and Canada, or 1-706-645-9291 for international callers, using passcode 73986208#. This press release is also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.
About QuinStreet
QuinStreet, Inc. (Nasdaq:QNST) is a leader in vertical marketing and media online. QuinStreet is headquartered in Foster City, CA. For more information, please visit www.quinstreet.com.
Non-GAAP Financial Measures
This release includes a discussion of adjusted EBITDA, a non-GAAP financial measure that is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies.
Legal Notice Regarding Forward Looking Statements
This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “projected, ” “expects, ” “forecasts, ” “will, “ “believe, “ “intend, “ “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission on September 13, 2010 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed on May 6, 2011. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

CONTACT: Erica Abrams or Matthew Hunt
(415) 217-5864 or (415) 489-2194
erica@blueshirtgroup.com
matt@blueshirtgroup.com